Exhibit 99.1

Radius Health Announces that the Committee for Medicinal Products for Human Use (CHMP) Will Issue a Third Day-180 List of Outstanding Issues in its Regulatory Review of Abaloparatide-SC, a Bone Building Agent for the Treatment of Osteoporosis in Postmenopausal Women at Increased Risk of Fracture

Radius Health now anticipates an opinion from the CHMP regarding the MAA for abaloparatide-SC in the first half of 2018

WALTHAM, Mass., December 15, 2017 – Radius Health, Inc. (Nasdaq:RDUS)  announced today that the Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Agency (EMA), will issue a third Day-180 List of Outstanding Issues. As part of its on-going risk-benefit assessment, the CHMP has informed the Company that it intends to refer the marketing authorisation application (MAA) to a scientific advisory group for additional advice.  Radius now expects the CHMP to issue an opinion regarding the MAA during the first half of 2018.

“We will continue to work closely with the agency to address their questions,” said Jesper Høiland, President and Chief Executive Officer of Radius Health. “Osteoporosis is a debilitating disease affecting an estimated 22 million women in Europe, and 200 million women worldwide. No new anabolic bone-building agent has been approved in Europe for the treatment of osteoporosis in 14 years.”

TYMLOS™ (abaloparatide) injection was approved in April 2017 by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture defined as history of osteoporotic fracture, multiple risk factors for fracture, or patients who have failed or are intolerant to other available osteoporosis therapy.

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF OSTEOSARCOMA

•	Abaloparatide caused a dose-dependent increase in the incidence of osteosarcoma (a malignant bone tumor) in male and female rats. The effect was observed at systemic exposures to abaloparatide ranging from 4 to 28 times the exposure in humans receiving the 80 mcg dose. It is unknown if TYMLOS will cause osteosarcoma in humans.
•

The use of TYMLOS is not recommended in patients at increased risk of osteosarcoma including those with Paget's disease of bone or unexplained elevations of alkaline phosphatase, open epiphyses, bone metastases or skeletal malignancies, hereditary disorders predisposing to osteosarcoma, or prior external beam or implant radiation therapy involving the skeleton.

•	Cumulative use of TYMLOS and parathyroid hormone analogs (e.g., teriparatide) for more than 2 years during a patient's lifetime is not recommended.

Orthostatic Hypotension: Orthostatic hypotension may occur with TYMLOS, typically within 4 hours of injection. Associated symptoms may include dizziness, palpitations, tachycardia or nausea, and may resolve by having the patient lie down. For the first several doses, TYMLOS should be administered where the patient can sit or lie down if necessary.

Hypercalcemia: TYMLOS may cause hypercalcemia. TYMLOS is not recommended in patients with pre-existing hypercalcemia or in patients who have an underlying hypercalcemic disorder, such as primary hyperparathyroidism, because of the possibility of exacerbating hypercalcemia.

Hypercalciuria and Urolithiasis: TYMLOS may cause hypercalciuria. It is unknown whether TYMLOS may exacerbate urolithiasis in patients with active or a history of urolithiasis. If active urolithiasis or pre-existing hypercalciuria is suspected, measurement of urinary calcium excretion should be considered.

Adverse Reactions: The most common adverse reactions (incidence ≥2%) are hypercalciuria, dizziness, nausea, headache, palpitations, fatigue, upper abdominal pain and vertigo.

INDICATIONS AND USAGE

TYMLOS is indicated for the treatment of postmenopausal women with osteoporosis at high risk for fracture defined as a history of osteoporotic fracture, multiple risk factors for fracture, or patients who have failed or are intolerant to other available osteoporosis therapy. In postmenopausal women with osteoporosis, TYMLOS reduces the risk of vertebral fractures and nonvertebral fractures.

Limitations of Use

Because of the unknown relevance of the rodent osteosarcoma findings to humans, cumulative use of TYMLOS and parathyroid hormone analogs (e.g., teriparatide) for more than 2 years during a patient's lifetime is not recommended.

For the TYMLOS prescribing information, including Boxed Warning, please visit www.tymlospi.com.

About Radius

Radius is a science-driven fully integrated biopharmaceutical company that is committed to developing and commercializing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases. Radius' lead product, TYMLOS (abaloparatide) injection, was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture. The Radius clinical pipeline includes an investigational abaloparatide transdermal patch for potential use in osteoporosis; the investigational drug elacestrant (RAD1901) for potential use in hormone-receptor positive breast cancer; and the investigational drug RAD140, a non-steroidal, selective androgen receptor modulator (SARM) under investigation for potential use in hormone-receptor positive breast cancer. For more information, please visit www.radiuspharm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: the progress of abaloparatide-SC in the regulatory process with the EMA, including that the CHMP intends to refer our MAA for abaloparatide-SC to a scientific advisory group for additional advice and the expected timing of an opinion from the CHMP regarding our MAA; the incidence of osteoporosis; and the potential clinical uses and therapeutic and other benefits of our product candidates, including abaloparatide-TD, elacestrant and RAD140.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we expect to need to raise additional funding, which may not be available; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; our dependence on the success of TYMLOS, and our inability to ensure that abaloparatide-SC will obtain regulatory approval outside the U.S. (including in Europe) or be successfully commercialized in any market in which it is approved, including as a result of risks related to coverage, pricing and reimbursement; risks related to competitive products and any collaboration agreements failing to be successful; risks related to clinical trials, including our reliance on third parties to conduct key portions of our clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates or during commercialization, if approved; risks related to manufacturing, supply and distribution; and the risk of litigation or other challenges regarding our intellectual property rights. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ending June 30, 2017 and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.  Any such forward-looking statements represent management's estimates as of the date of this press release.  While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Alex Fudukidis
Email: alex.fudukidis@russopartnersllc.com
Phone: 646-942-5632

Media Contact:

Tiffany H. Burke

Email: tburke@radiuspharm.com

Phone: 484-582-6476